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                         RAILROAD FINANCIAL CORPORATION

                       1991 DIRECTORS' STOCK OPTION PLAN


     1.  Purpose of the Plan.  The Plan shall be known as the Railroad Financial
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Corporation 1991 Directors' Stock Option Plan (the "Plan").  The purpose of the
Plan is to attract and retain the best available individuals as directors of Railroad Financial Corporation and to provide additional incentive to such directors to promote the success of the business.

     2.  Definitions.  As used herein, the following definitions shall apply.
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         (a)  "Board" shall mean the Board of Directors of the Corporation.

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

         (d) "Common Stock" shall mean common stock, par value $.10 per share, of the Corporation.

         (e)  "Corporation" shall mean Railroad Financial Corporation.

         (f)  "Director" shall mean a non-employee director of the Corporation.

         (g) "Effective Date" shall mean the date specified in Section 9 hereof.

         (i) "Option" means an option to purchase shares of Common Stock granted pursuant to the Plan.

         (j)  "Optionee" shall mean any person who receives an Option.

         (k) "Plan" shall mean the Railroad Financial Corporation 1991 Directors' Stock Option Plan.

     3.  Shares Subject to the Plan.  Except as otherwise required by the
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provisions of Section 8 hereof, the aggregate number of shares to which Options may be granted pursuant to the Plan shall not exceed 20,000 shares of Common Stock. Such shares may either be authorized but unissued shares of Common Stock or treasury shares.

     An Option shall not be considered to have been granted under the Plan if it expires unexercised, and a new Option or Options may be granted under the Plan with respect to the number of shares that were underlying such expired Option.
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     4.   Administration of the Plan.
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          (a) Composition of the Committee.  The Plan shall be administered by the Committee, consisting of at least three Directors of the Corporation appointed by the Board.

          (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to make other determinations necessary or advisable for the administration of the Plan, and to exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members at any meeting at which a quorum is present shall be deemed the action of the Committee.

          The Chairman of the Board or the President of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Options on behalf of the Corporation and to cause them to be delivered to the Optionees.

          (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     5.   Eligibility.  Options under the Plan shall be awarded only to
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Directors.

     6.   Term of Plan.  The Plan shall continue in effect for a term of ten
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(10) years from the Effective Date, unless sooner terminated pursuant to Section
11. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

     7.   Terms and Conditions of Options.  Each Option granted pursuant to the
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Plan shall be evidenced by an instrument in such form as the Committee shall approve. Each and every Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

          (a)  Option Price.

               The exercise price as to any particular Option granted under the Plan shall be the fair market value of the Common Stock on the date of grant. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) at the time of the grant of an Option, then the exercise price per Option shall be the average of the highest and lowest selling price of such Common Stock on such exchange on the date such Option is granted, or if there were no sales of such Common Stock on said date, then the Option exercise price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the Option exercise price shall be the mean between the bid and asked price on such date, or if there is no bid and asked price on said date, then on the next prior business day on which

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there was a bid and asked price.  If no such bid and asked price is available, then the Option price per share shall be determined by the Committee.

          (b)  Number of Options Granted.

               Upon the Effective Date, each non-employee Director will be granted Options to purchase 4,000 shares of Common Stock.

          (c)  Term.

          The term of exercisability of each Option granted pursuant to the Plan shall be ten (10) years from the date the Option is granted.

          (d)  Transferability.

               Any Option granted pursuant to the Plan shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

          (e)  Exercise of Option.

               (i)    Procedure for Exercise.

                      Any Option granted hereunder shall be exercisable upon its grant, subject to Section 9 hereof, and under such conditions as shall be permissible under the terms of the Plan. An Option may not be exercised for a fractional share of Common Stock.

                      An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of shares, and (b) payment to the Corporation (contemporaneously with delivery of such notice), in cash, in Common Stocks, or as a combination of cash and Common Stock, of the amount of the Option exercise price for the number of shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Corporation at the Corporation's executive offices. Common Stock utilized in full or partial payment of the Option exercise price shall be valued at its fair market value at the date of exercise as determined pursuant to Section 7(a) herein.

               (iii)  Exercise While a Director and Following Termination.

                      An Option may be exercised by an Optionee for a period of ten years from the date of grant, except in the event of the death of the Optionee such Option may be exercised by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution at any time during the remaining term of the Option.

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     8.   Effect of Change in Common Stock.  In the event that each of the
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outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged into or exchanged for a different number or kind of shares of capital stock of the Corporation or of another company (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there shall be substituted for each share of Common Stock then under Option available for Option the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be so exchanged, together with an appropriate adjustment of the exercise price. In the event there shall be any change in the number of, or kind of, issued shares of Common Stock, or of any capital stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchange, then if the Committee shall, in its discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option exercise price of Shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan.

     9.   Effective Date.  The Plan shall become effective upon the approval of
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the Plan by the Board.

     10.  Modification of Options.  At any time and from time to time, the Board
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may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall impair the Option without the consent of the holder of the Option.

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